UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, the Board of Directors (the "Board of Directors") of BrightSphere Investment Group plc (the "Company") received notice from HNA Capital (U.S.) Holding LLC (“HNA Capital”) that HNA Capital has exercised its right, as successor by assignment to the rights of Old Mutual plc (“OM plc”) under Section 2.1 of the Shareholders Agreement, dated as of September 29, 2014, among OM plc, OM Group (UK) Limited and the Company (then known as OM Asset Management plc) to appoint Daniel Chen to the Board of Directors. Mr. Chen has replaced Guang Yang, a previous appointee of HNA Capital, effective as of September 7, 2018.

Xiaofeng (Daniel) Chen is the Assistant to the Chairman of HNA Group, Vice-Chief Executive Officer of HNA Group, and Chairman and Chief Executive Officer of HNA Group North America LLC, a wholly owned subsidiary of HNA Group. Mr. Chen has served in these roles since August 2018. Mr. Chen also serves as Vice Chairman of Swissport International Ltd., the world’s leading provider of ground and air cargo services; which is wholly owned by HNA Group. Mr. Chen was appointed to the role in August 2018. Prior to joining HNA Group, Mr. Chen served as the President of Pacific American Investment Limited, an investment and asset management firm based in Hong Kong from July 2008 to December 2017. Mr. Chen founded Inception, LLC in 2005 and served as Managing Director from 2005 to 2008. Prior to founding Inception LLC, he served as President of Kingdom Investment Advisors Ltd. Both entities consulted Chinese companies on financing, M&A and business development. Earlier in his career, Mr. Chen worked for Benedetto, Gartland & Company, a boutique investment bank based in New York City. He began his career at Pratt & Whitney, a subsidiary of United Technologies Corporation, where he served as an engineer. Mr. Chen serves on several boards, including as a director of HNA Group, a director and secretary general of the Hainan Cihang Charity Foundation, a trustee of the Pingry School, a member of summit advisory committee of the China Institute, and a trustee of the Hainan Chinese Overseas Friendship Association. Mr. Chen graduated from the University of Washington in 2002 with a Bachelor of Science degree in Industrial Engineering. In 2007, he completed the China Business Leader Executive Training Program at Harvard Business School.

In connection with his appointment to the Board of Directors, Mr. Chen was appointed as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Compensation Committee of the Board of Directors, each effective as of September 12, 2018.

As a designee of HNA Capital, Mr. Chen will not receive any director compensation from the Company. The information required by Item 404(a) of Regulation S-K with respect to certain relationships and related person transactions between the Company and HNA Capital set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2018 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2018 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	September 13, 2018	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ RICHARD J. HART
		Name:	Richard J. Hart
		Title:	General Counsel and Secretary